UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 27, 2012

Date of Report (Date of earliest event reported)

MONOTYPE IMAGING HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33612	20-3289482
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Unicorn Park Drive

Woburn, Massachusetts 01801

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 970-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

See Item 5.02, which is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 27, 2012 the Management Development and Compensation Committee (the “Compensation Committee”) of Monotype Imaging Holdings Inc. (the “Company”) approved payments under the Company’s 2011 Executive Incentive Compensation Program (the “2011 Bonus Plan”), payable upon the satisfaction of the conditions set forth in the 2011 Bonus Plan, to Douglas J. Shaw, President and Chief Executive Officer, Scott E. Landers, Senior Vice President and Chief Financial Officer, John L. Seguin, Executive Vice President, David L. McCarthy, Vice President and General Manager, Printer Imaging, and Steven R. Martin, Vice President Engineering, of $323,625, $160,524, $188,279.44, $112,500, and $120,000, respectively.

On February 28, 2012, the Compensation Committee also approved awards of non-qualified stock options under the Company’s Amended and Restated 2007 Stock Option and Incentive Plan (the “2007 Option Plan”) to Messrs. Shaw, Landers, Seguin, McCarthy and Martin of 85,000, 30,000, 33,000, 16,000 and 22,000 shares, respectively. Pursuant to the Company’s Equity Award Grant Policy, such awards will be granted to the employee on the third business day following the filing of the Company’s Form 10-K for the year ended December 31, 2011, or if such date is not a day on which the NASDAQ Global Select Market is open for trading, then on the next such trading day (the “Grant Date”). The exercise price of the awards shall be equal to the closing market price on the NASDAQ Global Select Market of a share of the Company’s common stock on the Grant Date. In order to receive the award, the executive officer must be employed by the Company on the Grant Date. These awards are subject to time-based vesting, with 25% of the shares underlying each award vesting on the first anniversary of the Grant Date and the remaining shares vesting in equal quarterly installments over the following three years.

Also on February 28, 2012, the Compensation Committee approved awards of restricted common stock under the 2007 Option Plan to Messrs. Shaw, Landers, Seguin, McCarthy and Martin of 28,000, 10,000, 11,000, 6,000 and 8,000 shares, respectively. These awards will also be granted to the employee on the Grant Date and the fair market value of a share of restricted Common Stock shall be equal to the closing market price on the NASDAQ Global Select Market of a share of the Company’s Common Stock on the Grant Date. The shares of restricted Common Stock shall be issued to each such individual with no payment by such individual for the shares and are subject to time-based vesting, with 25% of the shares underlying each award vesting on the first anniversary of the Grant Date and the remaining shares vesting in equal quarterly installments over the following three years.

Finally, on February 27, 2012, the Compensation Committee approved the Company’s 2012 Executive Incentive Compensation Plan (the “2012 Bonus Plan”) and established awards that may be earned for fiscal 2012 under the 2012 Bonus Plan by Messrs. Shaw, Landers, Seguin, McCarthy and Martin, and other officers approved by the Compensation Committee for participation in the 2012 Bonus Plan (each, a “Participant”). A Participant may receive a cash bonus payment under the 2012 Bonus Plan based upon the attainment of performance targets that are established by the Board of Directors or the Compensation Committee and may relate to financial measures with respect to the Company, as well as individual performance goals (collectively, the “Performance Goals”) and a Participant’s overall performance. No cash bonuses under the 2012 Bonus Plan shall be paid to Participants unless and until the Board of Directors or the Compensation Committee makes a determination with respect to the attainment of the Performance Goals. The Compensation Committee and the Board of Directors retain the right to amend, alter or terminate the 2012 Bonus Plan at any time. The above description of the 2012 Bonus Plan is a summary and is qualified in its entirety by the 2012 Bonus Plan itself, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

9.01. Exhibits

(d)	Exhibits

10.1	Monotype Imaging Holdings Inc. 2012 Executive Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

MONOTYPE IMAGING HOLDINGS INC.

February 29, 2012	By:	/s/ Douglas J. Shaw
Douglas J. Shaw
President and Chief Executive Officer (Principal Executive Officer)

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